1

                      ACQUISITION & PLAN OF REORGANIZATION

     THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (hereinafter the Agreement) is made and entered into as of the ___ day of _____, 2000 by and between FREAH BREATH INDUSTRIES, INC., a Nevada corporation (hereinafter FBID) and ADVANCED INTERACTIVE, INC., a Nevada corporation (hereinafter AII).
                                    RECITALS

     WHEREAS, FBID is a fully reporting 12G corporation, publicly trading (symbol FBID) on the OTC Bulletin Board.

     WHEREAS, Advanced Interactive, Inc., is a privately held Nevada corporation engaged in developing a broadband technology business.

     WHEREAS, FBID desires to acquire the assets subject to the liabilities and 100% of the capital stock of Advanced Interactive, Inc., a Nevada corporation in exchange for 20,800,000 shares of authorized but unissued FBID stock and the acknowledgement of options to purchase 3,500,000 shares of stock at $.055 per share standing on the books of AII.

     WHEREAS, the parties hereto desire to reorganize the management and operations of FBID to include AII and its operations.

     NOW, THEREFORE, in consideration of the premises and mutual representation, warranties, and covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

                       ACQUISITION AND EXCHANGE OF SHARES

     SECTION 1.1 Acquisition. The parties hereto agree that FBID shall acquire from AII 100% of the equity interest and 100% of the common stock of AII and AII shall assign and transfer to FBID all rights, titles, interest in the assets designated in Exhibit 1.1 attached hereto and, made a part hereof. FBID further agrees to assume and become obligated to these specific liabilities, debts, obligations and encumbrances of AII that are specifically set forth and described in Exhibit 1.2 attached hereto and by reference made a part hereof. In exchange for the above FBID agrees to issue 20,800,000 shares of authorized but unissued common stock, par value of $.001, said shares are to be issued to the shareholders of AII pursuant to the terms and conditions set forth herein. In addition to the shares, FBID will honor options to purchase 3,500,000 shares of stock at $.055 per share. The parties hereto agree further that the business and management of FBID shall be reorganized.



SECTION 1.2 Issuance of Shares

     (a) Upon the Closing of this Agreement, FBID shall cause to be issued and delivered to AII, stock certificates representing 20,800,000 par value $0.001 per share.

     (b) The shares of FBID Common Stock to be issued hereunder shall be authorized but previously unissued shares of FBID Common Stock and shall be issued directly to and in the name of the shareholders of AII.

     (c) All shares of FBID Common Stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended ("the 1933 Act"), and AII shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares until such time as appropriate regulatory approval for any such distribution has been properly obtained. All shares of FBID Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

     (d) AII agrees that in the event it decides to distribute to its shareholders the FBID shares to be acquired hereby, either in part or in whole, AII will make all necessary and requisite filing with the appropriate state and federal agencies to register such distribution under the applicable securities laws.

SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on the __ day of _____, 2000 (the "Closing Date"), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of ARTICLE X of this Agreement. At the Closing:

     (a) AII shall cause to be delivered to FBID fully executed instruments of conveyance which when executed and delivered to FBID, shall immediately convey and transfer to FBID, all of AII interests in the assets set forth in Exhibit 1.1;

     (b) FBID shall take all necessary and appropriate actions and execute all necessary and appropriate documents to assume completely and become obligated to all liabilities, debts, obligations and/or other encumbrances of AII otherwise set forth in Exhibit 1.2 annexed hereto;

     (c) FBID shall deliver to AII, certificates representing an aggregate of 20,800,000 shares of FBID Common Stock and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;

     (d) FBID shall  deliver an Officer's  Certificate  as described in Sections
9.1  and  9.2  hereof,   dated  the  Closing  Date,  that  all  representations,
warranties, covenants and conditions set forth herein by FBID are true and correct as of, or have been fully performed and complied with by the Closing Date; and

     (e) AII shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by AII are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 AII Special Meeting of Shareholders. In anticipation of this Agreement, AII, shall hold Special Meetings of Shareholders in lieu of Annual Meeting of Shareholders on ________, 2000 in order to transact certain business related to the ratification of this Agreement, including, but limited to (I) electing a new Board of Directors consisting of __________, ________________, and _______________, and (II) ratification of this Agreement and the transactions contemplated hereby, AND (iii) Amendment to Articles of
Incorporation of FBID that changes the corporate name to Advanced Interactive, Inc.

SECTION 1.5 Consummation of Transaction. If, at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon FBID will file the necessary documents that may be required by the State of Nevada.
                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF FBID

         FBID hereby represents, warrants and agrees that:

SECTION 2.1 Organization of FBID. FBID is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There no other corporations or other entities with respect to which (i) FBID owns all of the outstanding stock or other interest, or (ii) FBID may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. FBID has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of FBID, enforceable against FBID in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of FBID. The authorized capital stock of FBID currently consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 11,858,900 shares are presently issued and outstanding. All issued and outstanding shares of common stock of FBID have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, rights, calls, commitments or agreements of any character obligating FBID to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of FBID Common Stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of FBID and all amendments thereto, have been or will be delivered to AII prior to the Closing, and certified copies of the FBID Articles of Incorporation and By-Laws are annexed hereto as Exhibit 2.3 and by this reference made a part hereof.

SECTION 2.4 Financial Statements. FBID's certified financial statements for the period ending December 31, 1998, December 31, 1999 and September 30, 2000 unaudited, a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of FBID, and results of its operations for the periods covered thereby. Except as otherwise disclosed to AII, in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of FBID taken as a whole from that reflected in the financial statements referred to in this Section 2.4, of which AII, based its decision to enter into this Agreement.

SECTION 2.5 Absence of Certain Changes or Events. Since the date of the FBID financial report for the period ending September 30, 2000, and except as disclosed otherwise herein, FBID has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

SECTION 2.6 Assets and Liabilities. FBID has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereon, FBID does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the FBID Balance Sheet dated September 30, 2000 except as may be explicitly set forth herein.

SECTION 2.7. Tax Returns and Payments. All of FBID's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. FBID has paid all taxes to be due on said returns, any assessments made against FBID and all other taxes, fees and similar charges imposed on FBID by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 2.8 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by FBID or the consummation by it of the transactions contemplated hereby.

SECTION 2.9 Compliance with Law and Government Regulations. FBID is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.10 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which FBID is a party or which may result in any material change in the business or condition, financial or otherwise, of FBID or in any of its properties or assets, or which might result in any liability on the part of FBID or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of FBID, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 2.11 Investigation of Financial Condition. In addition to making available for review by AII, all financial statements, books and records of FBID, and without in any manner reducing or otherwise mitigating the representations contained herein, AII, shall have the opportunity to meet with FBID's accountants and attorneys to discuss the financial condition of FBID and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.12 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of FBID is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.13 Authority. FBID and its Board of Directors shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. FBID has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

SECTION 2.14 Full Disclosure. None of the representations and warranties made by FBID herein, or in any exhibit, certificate or memorandum furnished or to be furnished by FBID on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                                COVENANTS OF FBID

SECTION  3.1  Conduct  Prior to the  Closing.  Between  the date  hereof and the
Closing:

     (a) FBID will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the knowledge and prior written consent of AII;

     (b) FBID will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of AII;

     (c) FBID will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of AII:

     (d) FBID will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to AII, in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) FBID will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of AII;

     (f) FBID shall grant to AII and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to AII such representatives all information relating to FBID as AII, may reasonably request; and

     (g) Except for the transactions contemplated by this Agreement, FBID will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of AII.

SECTION 3.2 Affirmative Covenants. Prior to Closing, FBID will do the following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;

     (b) Call for and properly hold a meeting of its Board of Directors for the purpose of conducting the business and ratifying those proposals as set forth in
Section 1.4 above.

     (c) Promptly notify AII in writing of any material adverse change in the financial condition, business, operations or key personnel of FBID, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof; and

     (d) Reserve, and promptly after the Closing, issue and deliver to AII or its designees the number of shares of FBID Common Stock required hereunder; and

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF AII

         AII hereby represents, warrants and agrees that:

SECTION 4.1 Organization of AII. AII is a Nevada corporation.

SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of AII and its affiliates and all amendments thereto, have been or will be delivered to FBID prior to the Closing.

SECTION 4.3 Financial Statements/Assets and Liabilities. AII has good and marketable title to all of the assets to be transferred and delivered to FBID hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements and further set forth in Exhibit 4.3 annexed hereto and by this reference made a part hereof.

SECTION 4.4 Tax Returns and Payments. All of AII tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. AII has paid all taxes to be due on said returns, any assessments made against AII, and all other taxes, fees and similar charges imposed on AII by any governmental authority (other than those, the AII, amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 4.5 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by AII or the consummation by it of the transactions AII, contemplated hereby.

SECTION 4.6 Compliance with Law and Government Regulations AII is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the United States of America, and any state or foreign country or government to which AII is subject.

SECTION 4.7 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which AII are a party or which may result in any material change in the business or condition, financial or otherwise, of AII or in any of its properties or assets, or which might result in any liability on the part of AII or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of AII there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.8 Investigation of Financial Condition. In addition to making available for review by FBID all financial statements, books and records of FBID, and without in any manner reducing or otherwise mitigating the representations contained herein, FBID shall have the opportunity to meet with AII accountants and attorneys to discuss the financial condition of AII and to make whatever further independent investigation deemed necessary and prudent.

SECTION 4.9 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of AII, is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.10 Authority. AII, and its shareholders shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. AII, has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Those persons executing this Agreement represent that they have received the authority to act on behalf of and for the shareholders of AII, and that in the event additional shareholder approvals are required, such approvals will be obtained at the next scheduled annual meeting of AII.

SECTION 4.11 Investment Purpose. AII hereby represents that it is acquiring the shares of FBID Common Stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale. AII further represents and acknowledges that the FBID shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom. AII further represents that in the event it decides to distribute to its shareholders the FBID shares to be acquired hereby, either in part or in whole, AII, will make all necessary and requisite filing with the appropriate state and federal agencies to register such distribution under the applicable securities laws.

SECTION 4.12 Full Disclosure. None of the representations and warranties made by AII herein, or in any exhibit, certificate or memorandum furnished or to be furnished by FBID, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                                    ARTICLE V

                                  COVENANTS AII

SECTION 5.1 Conduct Prior to Closing. Between the date hereof and the Closing:

     (a) AII will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of FBID;

     (b) AII will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of FBID;

     (c) Except within the regular course of business, AII will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, with the prior written consent of FBID;

     (d) AII will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to FBID in connection with any such requirements imposed upon the parties hereto in connection therewith; and

     (e) AII shall grant to FBID and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to FBID and such representatives all information relating to AII may reasonably request.

SECTION 5.2 Affirmative Covenants. Prior to Closing, AII will do the following:

     (a) Obtained the approval of its Board of Directors and shareholders to proceed with this Agreement and obtain any further shareholder approvals, which may be required, at the next scheduled annual meeting of AII shareholders;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in the Agreement; and

     (c) Promptly notify FBID in writing of any materially adverse change in the financial condition, business, operations or key personnel of AII any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that with the exception of the consideration and additional shares of FBID Common Stock to be paid and issued pursuant to the Letter of Intent , dated _______, 2000 annexed hereto as Exhibit 6.2 and by this reference made a part hereof, and to which FBID acknowledges and agrees fulfill the terms thereof, no other agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of FBID or AII as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification. Each party to this Agreement hereby agrees to defend and hold the other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the party to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the party under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

     SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

     SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to
Article X hereof.

     SECTION 7.3 Required Approvals. FBID and AII shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by FBID and AII of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons and FBID and AII shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

     SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which respective counsel for FBID and AII, may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF AII

     All obligations of FBID under this Agreement are subject to the fulfillment and satisfaction by AII prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by FBID.

     SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of AII contained in this Agreement will be true and correct at and as of the time of the Closing, and AII shall have delivered to FBID a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to FBID, and signed, in the case of AII, by its president and secretary.

     SECTION 8.2 Performance. The obligations of AII to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and AII shall have delivered to FBID a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to FBID.

     SECTION 8.3 Authority. All action required to be taken by, or on the part of AII and its shareholders, if required, to authorize the execution, delivery and performance of this Agreement by AII, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of AII or any event or condition of any character adversely affecting AII, and it shall have delivered to FBID, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to FBID and signed, in the case of AII, by its president and secretary.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO OBLIGATIONS AII

     All obligations of AII under this Agreement are subject to the fulfillment and satisfaction by FBID prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by AII.

     SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of FBID contained in this Agreement will be true and correct at and as of the time of the Closing, and FBID shall have delivered to AII a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to AII and signed, in the case of FBID, by its president and secretary.

     SECTION 9.2 Performance. Each of the obligations of FBID to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time of Closing, and FBID shall have delivered to AII a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to AII and signed, in the case of FBID by its president and secretary.

     SECTION 9.3 Authority. All action required to be taken by, or on the part of FBID to authorize the execution, delivery and performance of this Agreement by FBID and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of FBID or any event or condition of any character adversely affecting FBID, and it shall have delivered to AII, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to AII and signed, in the case of FBID, by its president and secretary.


                                    ARTICLE X

                                   TERMINATION

     SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time prior to Closing;

     (b) By the board of directors of FBID at any time prior to the closing in the event:

     (i) a condition to performance by FBID under this Agreement or a covenant of AII contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

     (ii) a material  default or breach of this Agreement  shall be made by AII;
or

     (iii) the Closing shall not have taken place on or prior to June 30, 2000.

     (c) By the board of directors of AII at any time prior to the closing in the event:

     (i) a condition to AII performance under this Agreement or a covenant of FBID contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

     (ii) a material  default or breach of this Agreement shall be made by FBID;
or

     (iii) the Closing shall not have taken place on or prior to ________, 2000.

     SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b) (i) or 10.1 (c) (i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

     SECTION 10.3 Recision. In the event that prior to _______, 2000, AII fails to obtain any and all consents and/or approvals that may be required from the AII shareholders or any regulatory authority for the approval and ratification of this Agreement, then this Agreement shall be rescinded and become null and void with the result that all shares of FBID Common Stock issued to AII hereunder are to be deemed canceled and no longer outstanding on the transfer records of FBID and that those assets set forth in Exhibit 1.1 hereto shall be returned to AII.


                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by AII. In the event of any termination of this Agreement pursuant to Section 10.1 or 10.3, subject to the provisions of Section 11.2, AII bear all expenses.

     SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

     (a) FBID may (i) extend the time for the performance of any of the obligations or other acts of AII, (ii) waive any inaccuracies in the representations and warranties of AII contained herein or in any document delivered pursuant hereto by AII, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by AII. Any agreement on the part of FBID to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of FBID;

     (b) AII, may (i) extend the time for the performance of any of the obligations or other acts of FBID, (ii) waive any inaccuracies in the representations and warranties of FBID contained herein or in any document delivered pursuant hereto by FBID and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by FBID. Any agreement on the part of AII to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of AII;

     SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:


                           ADVANCED INTERACTIVE, INC.
                         Suite 2101, 1177 West Hastings
                              Vancouver, BC V6E2K3

                          FRESH BREATH INDUSTRIES, INC.
                                 210-195 W. 2ND
                              Vancouver, BC V5Y1B8

     Additional notices are to be given to each party, at such other address should be designated in writing comply as to delivery with the terms of this
Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

     SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

     SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

     SECTION 11.7 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

     SECTION 11.8 Governing Law. This Agreement shall be governed by the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

     SECTION 11.9 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of FBID Common Stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

     SECTION 11.10 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

     SECTION 11.11 Amendment. This Agreement may be amended with the approval of the boards of directors of FBID and AII at any time before or after approval thereof by directors of FBID, if required, and AII; but after such approval by the FBID directors, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.



     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acquisition Agreement in a manner legally binding upon them as of the date first above written.

FBID
FRESH BREATH INDUSTRIES, INC.               ATTEST:





By:__________                               ______________
Its: President                              Secretary



AII
ADVANCED INTERACTIVE, INC.                  ATTEST


By:____________________                              ________________________
Its: President                                                Director


















                                   CERTIFICATE

                                       OF

                          FRESH BREATH INDUSTRIES, INC.



     The undersigned, __________and ____________ hereby certify that they are the President and Secretary respectively, of FRESH BREATH INDUSTRIES, INC., a Nevada corporation and further certify as follows:

     1. That the representations and warranties of FRESH BREATH INDUSTRIES, INC., contained in the Acquisition Agreement (the "Agreement") by and between FBID, a Nevada corporation, and FRESH BREATH INDUSTRIES, INC., are true and correct at and as of the date hereof.

     2. The obligations and covenants of FRESH BREATH INDUSTRIES, INC., to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day of , 2000.



                                                  FRESH BREATH INDUSTRIES, INC.


                                                     By: _________________
                                                           President



                                                     By: _________________
                                                            Secretary


                                   CERTIFICATE

                                       OF

                           ADVANCED INTERACTIVE, INC.



     The undersigned, _____________ and ________________ hereby certify that they are the President and Secretary respectively, of ADVANCED INTERACTIVE, INC., a Nevada corporation and further certify as follows:

     1. That the representations and warranties of ADVANCED INTERACTIVE, INC., contained in the Acquisition Agreement (the "Agreement") by and between FBID, a Nevada corporation, and ADVANCED INTERACTIVE, INC., are true and correct at and as of the date hereof.

     2. The obligations and covenants of ADVANCED INTERACTIVE, INC., to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day of , 2000.



                                                     ADVANCED INTERACTIVE, INC.


                                                     By: ____________________
                                                           President



                                                     By:
                                                            Secretary